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                                                                EXHIBIT  10.19.1

                              FIRST AMENDMENT AND
                       LEASE OF ADDITIONAL OFFICE SPACE


BETWEEN:                 BROOKFIELD REPUBLIC INC.
                         a Colorado corporation                   ("Landlord")
                         370 17th Street, Suite 3800
                         Denver, Colorado 80202

AND:                     INTEK INFORMATION, INC.
                         a Colorado corporation                    ("Tenant")
                         370 17th Street, Suite 3950
                         Denver, Colorado 80202

FOR PREMISES IN:         REPUBLIC PLAZA
                         370 17th Street
                         Denver, Colorado 80202

DATE:                    OCTOBER 17, 1997

LANDLORD AND TENANT hereby agree as follows:

1.   In this First Amendment and Lease of Additional Office Space:

     (a)   "Building" means Republic Plaza located in the City of Denver,
           Colorado.

     (b) "Lease" means the Lease of Office Space dated November 15, 1996, by and between Landlord and Tenant, covering certain premises in the Building.

     (c) "Initial Premises" means 9,983 rentable square feet, more or less, on the twenty-second (22nd) floor of the Building.

     (d) "Additional Space" means 11,624 rentable square feet of space on the twenty-third (23rd) floor of the Building, as generally indicated on
           Exhibit 1, being 10,108 usable square feet plus 1,516 unallocated square feet hereof and becoming a part of the Premises.

     (e) "Term" means three (3) years, two and one half (2 1/2) months, commencing November 16, 1997, and terminating on the same date that the Lease terminates.

     (f)   "Amendment Date" means the sixteenth (16th) day of November, 1997.

     (g) All other words and phrases, unless otherwise defined herein, have the meanings attributed to them in the Lease.

2. Landlord hereby demises and leases the Additional Space to Tenant, and Tenant accepts the lease of the Additional Space to have and to hold during the Term, on the same terms and conditions as are contained in the Lease except as herein otherwise provided, and expressly excepting the following:

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     (a)   Annual Rent - Tenant shall pay the Annual Rent to Landlord in advance in equal monthly payments at the times and in the manner as rental payments are to be made pursuant to the Lease.

     (b) Renewals - This lease shall be subject to the same right of renewal (if any) as is contained in the Lease, and any renewal of the Lease in accordance therewith shall be deemed to be a renewal of this lease upon the same terms and conditions as are applicable to such renewal of the Lease.

     (c) Condition of Additional Space - Tenant shall be deemed to have examined and accepted the Additional Space in the condition as of the date hereof, and no tenant or other allowance shall be paid by Landlord to Tenant in respect of the Additional Space, except as set forth in Article 23.00 herein.

     (d) Default - Any default by Tenant under the Lease shall be deemed to be a default hereunder, and any default hereunder shall be deemed to be a default under the Lease.

     (e) Termination - If the Lease terminates for any reason whatever this Lease shall terminate on the same date.

     (f) Occupancy Costs - Tenant shall pay as additional rent Occupancy Costs in respect of the Additional Space at the times and in the manner as payments of Occupancy Costs are to be made pursuant to the Lease.

3. Effective on the Amendment Date, Article 1.01 (q) of the Lease is hereby deleted and the following substituted therefor:

     1.01  Definitions.  In this Lease:

           (q) "Premises" means 9,983 rentable square feet, more or less, on the twenty-second (22nd) floor, plus 11,624 rentable square feet, more or less, on the twenty-third (23rd) floor, for a total of 21,607 rentable square feet in the Building.

4.   Effective on the Amendment Date, the following shall be added as Articles
     22.03 and 22.04 of the Lease:

     22.03 Annual Rent - Additional Space. Tenant shall pay to Landlord as Annual Rent for the Additional Space:

           (i) the sum of $105,197.16 per annum in respect of months one (1) through fourteen and one half (14 1/2) of the Term, calculated at $9.05 per rentable square foot per annum on 11,624 rentable square feet, payable in advance and without notice in monthly installments of $8,766.43, commencing on November 16, 1997, and on the first day of each calendar month during this period; and

           (ii) the sum of $120,308.40 per annum in respect of months fifteen
                (15) through thirty-eight (38) of the Term, calculated at $10.35 per rentable square foot per annum on 11,624 rentable square feet, payable in advance and without notice in

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                monthly installments of $10,025.70, commencing on February 1,
                1999, and on the first day of each calendar month during this period.

     22.04 Rental Abatement - Additional Space. Effective on the Amendment Date and in respect of 5,812 rentable square feet of Additional Space only, notwithstanding anything to the contrary in the foregoing for a period equivalent to four (4) months beginning on the first day of the Term, and terminating on the day preceding the fourth (4th) monthly anniversary of the first day of the Term ("Rent Concession Period"), Landlord agrees that it shall not collect from nor demand of Tenant the monthly installments of Annual Rent and Occupancy Costs required by Article 4.00 of the Lease, provided that as of each such Annual Rent and Occupancy Costs required due date, Tenant is not in default under the terms of the Lease.

           Notwithstanding such Rent Concession Period, Tenant agrees that its obligation to pay the Annual Rent and Occupancy Cost payments reserved by the Lease during such period shall continue throughout the term of the Lease, and in the event Tenant defaults under the Lease pursuant to Article 19.00 and Landlord commences an action to recover Rent and Occupancy Costs and/or possession of the Premises, then all Annual Rent and Occupancy Cost payments not collected by Landlord during the Rent Concession Period shall, as of the date of Tenant's default, become immediately due and payable with interest on such sums at the lesser of two percent (2%) per month or the maximum rate permitted by law from the date each such installment was originally due to the date of payment. Annual Rent and Occupancy Costs during the Rent Concession Period shall be calculated at the same rate that Tenant would pay at the end of the Rent Concession Period, i.e. the first month's rent. Said obligation of Tenant for payment of Annual Rent and Occupancy Cost payments not collected during the Rent Concession Period shall be independent of and in addition to Landlord's other damages pursuant to Article 4.00 of the Lease. Nothing set forth in this Article 22.04 shall be applicable to Rent required for parking spaces as set out in Article 25.00 of the Lease.

           Upon expiration of the primary lease term without default by Tenant, all obligations of Tenant to pay the uncollected Annual Rent and Occupancy Cost payments and any other Rent Concessions during the Rent Concession Period shall cease and Landlord agrees that it shall thereafter waive all rights of collection or recovery with respect to such obligations.

           Landlord and Tenant agree that no portion of the rent paid by Tenant during the portion of the term of the Lease occurring after the expiration of the Rent Concession Period shall be allocated by Landlord or Tenant to such Rent Concession Period, nor is such rent intended by the parties to be allocable to any Rent Concession Period.

5.   Effective on the Amendment Date, the following shall be added to Article
     21.14 of the Lease:

           "In respect of the Additional Space and effective on the Amendment Date, a deposit of $10,000.00, payable to Landlord is delivered herewith to be held without accruing interest, at Landlord's option in a separate account or commingled with other funds to be held by Landlord through the term of the Lease. If Tenant fails to comply with the provisions hereof, such deposit shall be retained by Landlord in payment for its expenses or damages or any amounts payable under the Lease, but such retention shall not limit or

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           preclude Landlord's right of action for damages or other remedies for breach of the provisions of this Lease."

6. Effective on the Amendment Date, the following Articles 23.02 and 25.02 of the Lease shall be added to the Lease:

     23.02 Tenant Improvement Allowance - Additional Space. Landlord shall provide a tenant improvement allowance for the Additional Space not to exceed $58,120.00, as increased or decreased on the basis of $5.00 per rentable square foot ("Tenant Improvement Allowance"), for the purpose of contributing toward the cost of Tenant's design, engineering and construction of real property improvements within the Premises (the "Tenant Improvements") in accordance with a mutually agreed upon space plan ("Space Plan"). Tenant shall be responsible for any costs that exceed the above stated Tenant Improvement Allowance.

           Should Tenant request Landlord to perform any changes or additions to the Space Plan and such modifications increase the costs of Tenant Improvements above the Tenant Improvement Allowance, Tenant shall be responsible for all such costs and expenses. Tenant shall be required to sign a tenant authorization form ("TAF") prior to commencement of any modifications and Tenant shall pay to Landlord such costs within ten (10) days of such written notice from Landlord. Tenant shall be responsible for all work not described in the Space Plan and specifications desired by Tenant or necessary to complete the Premises for occupancy.

     25.02 Parking. Tenant shall have the option exercisable by the Amendment Date to rent eight (8) unreserved guaranteed parking spaces at the Tremont Parking Center, located at 15th and Tremont Street, at rates set by Landlord from time to time. The current monthly rental rate is $90.00.

           In the event Tenant fails to exercise the above option by the Amendment Date or discontinues the use or payment for any of the above guaranteed parking spaces for a period of thirty (30) days or more, such spaces shall no longer be deemed guaranteed and/or available and shall return to Landlord as its available inventory.

7. Landlord and Tenant each hereby represent and warrant to the other that it does not recognize and has not used any broker with respect to this Lease and the negotiation hereof.

8. Effective on the Amendment Date, Exhibit G ("Telecommunications") is hereby attached to and made a part of the Lease.

9. This First Amendment and Lease of Additional Office Space shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.

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10.  The execution of this First Amendment and Lease of Additional Office Space shall be subject to the approval of Landlord's Management Committee and, if required, by Landlord's lender for the Building.

11. Except as specifically provided herein, the terms and conditions of the Lease, including the payment of Occupancy Costs, are confirmed and continue in full force and effect.

IN WITNESS OF THIS FIRST AMENDMENT AND LEASE OF ADDITIONAL OFFICE SPACE, Landlord and Tenant have properly executed it as of the date set out on page one.


LANDLORD:                               TENANT:
BROOKFIELD REPUBLIC INC.                INTEK INFORMATION, INC.
a Colorado corporation                  a Colorado corporate


By: /s/ David Morrison                  By: /s/ Patrick F. O'Neal
    ------------------                      ---------------------

Name: David W. Morrison                 Name:  Patrick F. O'Neal

Title:   Vice President                 Title:     Managing Director


By: /s/  Richard A. Czoski              By: _____________________
    ----------------------

Name:  Richard A. Czoski                Name: ___________________

Title:    Vice President                Title:  _________________

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                                                                       EXHIBIT G

                                REPUBLIC PLAZA
                              TELECOMMUNICATIONS

SECTION 1.00             LIMITATION OF RESPONSIBILITY

1.01 Limitation of Responsibility. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenants telecommunications equipment (other than connections) shall be and remain solely in Tenant's Premises, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenants telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

SECTION 2.00             NECESSARY SERVICE INTERRUPTIONS

2.01 Necessary Service Interruptions. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other Tenants of the Building.

SECTION 3.00             REMOVAL OF EQUIPMENT, WIRING AND OTHER FACILITIES

3.01 Removal of Equipment, Wiring and Other Facilities. Any and all telecommunications equipment installed in Tenant's Premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenants sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all telecommunications wiring and related infrastructure, or selected components thereof, whether located in Tenant's Premises or elsewhere in the Building.

SECTION 4.00             NEW PROVIDER INSTALLATIONS

4.01 New Provider Installations. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval:

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     (a)   Landlord shall incur no expense whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services;

     (b) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider.

     (c) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Exhibits D and E of this Lease;

     (d) Landlord reasonably determines that there is sufficient space in the Building for the placement of the providers equipment and materials;

     (e) the provider agrees to abide by Landlord requirements, if any, that provider use existing building conduits and pipes or use building contractors (or other contractors approved by Landlord);

     (f) Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord;

     (g) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and

     (h) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

SECTION 5.00             LIMIT OF DEFAULT OR BREACH

5.01 Limit of Default or Breach. Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party (including any subtenant), and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.

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SECTION 6.00             INSTALLATION AND USE OF WIRELESS TECHNOLOGIES

6.01 Installation and Use of Wireless Technologies. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within Tenant's Premises or the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other Tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

SECTION 7.00             LIMITATION OF LIABILITY FOR EQUIPMENT INTERFERENCE

7.01 Limitation of Liability For Equipment Interference. In the event that telecommunications equipment, wiring and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within Tenants Premises, on the roof, or elsewhere within or on the Building causes interference to equipment used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment, and, at Landlord's discretion, remove such equipment according to foregoing specifications.

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